Exhibit 10.5

SPOUSAL CONSENT

The “Undersigned”, [Name of Spouse] (ID Card No. [ID Card No. of the Spouse]), is the lawful spouse of [Name of VIE Shareholders] (ID Card No. [ID Card No. of VIE Shareholder]). I hereby unconditionally and irrevocably agree to the execution of the following documents (hereinafter referred to as the “Transaction Documents”) by [Name of VIE Shareholders] on February 20, 2024, and the disposal of the equity interests of [Name of VIE] (hereinafter referred to as “Domestic Company”) held by [Name of VIE Shareholders] and registered in his name according to the Transaction Documents:

(1)	Equity Interest Pledge Agreement entered into by and between Zhejiang Jingrui Wangpu Industrial Development Co., Ltd. (hereinafter referred to as the “WFOE’s Reinvestment Company”) and the Domestic Company;

(2)	Exclusive Option Agreement entered into by and between the WFOE’s Reinvestment Company and Domestic Company; and

(3)	Power of Attorney executed by [Name of VIE Shareholders].

I hereby undertake not to make any assertions in connection with the equity interests of Domestic Company which are held by [Name of VIE Shareholders]. I hereby further confirm that [Name of VIE Shareholders] can perform the Transaction Documents and further amend or terminate the Transaction Documents absent authorization or consent from me.

I hereby undertake to execute all necessary documents and take all necessary actions to ensure appropriate performance of the Transaction Documents (as amended from time to time).

I hereby agree and undertake that if I obtain any equity interests of Domestic Company which are held by [Name of VIE Shareholders] for any reasons, I shall be bound by the Transaction Documents and the Exclusive Business Cooperation Agreement entered into by and between the WFOE’s Reinvestment Company and Domestic Company as of February 20, 2024 (as amended from time to time) and comply with the obligations thereunder as a shareholder of Domestic Company. For this purpose, upon the WFOE’s Reinvestment Company’s request, I shall sign a series of written documents in substantially the same format and content as the Transaction Documents and Exclusive Business Cooperation Agreement (as amended from time to time).

Name: [Name of the Spouse]

Date: [Date of Agreement]

Schedule of Material Differences

One or more person signed a spousal consent under this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of VIE Shareholder	ID Card No. of VIE Shareholder	Name of the Spouse	ID Card No. of the Spouse	Name of VIE	Date
1.	Jun Chang	[*]	Qian tian	[*]	Dongying Yiqun Commerce and Trade Co., Ltd.	February 20, 2024
2.	Yi Tian	[*]	Lian zhao	[*]	Dongying Yiqun Commerce and Trade Co., Ltd.	February 20, 2024
3.	Yang Zhao	[*]	Single	[*]	Dongying Yiqun Commerce and Trade Co., Ltd.	February 20, 2024
4.	Ruixue Qiu	[*]	Xiaolin Wang	[*]	Ji’nan Zhongyue Shengtai Economic and Trade Co., Ltd.	February 20, 2024
5.	Xiaolin Wang	[*]	Ruixue Qiu	[*]	Ji’nan Zhongyue Shengtai Economic and Trade Co., Ltd.	February 20, 2024
6.	Chenglin Wang	[*]	Yanren Tang	[*]	Zibo Lunsheng Commerce and Trade Co., Ltd.	February 20, 2024
7.	Xueying Liu	[*]	Sidong Chu	[*]	Shandong Yangxin Hongtai Commerce and Trade Co., Ltd.	February 20, 2024
8.	Shurong Li	[*]	Single	[*]	Shandong Yangxin Hongtai Commerce and Trade Co., Ltd.	February 20, 2024